As filed with the Securities and Exchange Commission on April 8, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Outlook Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2836	38-3982704
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7 Clarke Drive

Cranbury, New Jersey 08512

(609) 619-3990

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lawrence A. Kenyon

President, Chief Executive Officer and Chief Financial Officer

Outlook Therapeutics, Inc.

7 Clarke Drive

Cranbury, New Jersey 08512

(609) 619-3990

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Yvan-Claude Pierre Marianne C. Sarrazin Pia Kaur Cooley LLP 55 Hudson Yards New York, New York 10001 (212) 479-6275

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, $0.01 par value per share, issuable upon exercise of common stock purchase warrants	3,799,213(3)	$0.575	$2,184,547.48	$283.55
Common stock, $0.01 par value per share, issuable upon exercise of placement agent’s warrants to purchase common stock	531,890(4)	$0.575	$305,836.75	$39.70
Total	4,331,103		$2,490,384.23	$323.25
(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement also covers any additional shares of common stock that may become issuable to prevent dilution from stock splits, stock dividends and similar events.
(2)	This estimate is made pursuant to Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock on April 6, 2020, as reported on The Nasdaq Capital Market.
(3)	Represents shares of common stock issuable upon the exercise of warrants to purchase common stock at an exercise price of $0.9535 per share issued by the Registrant in a private placement on February 26, 2020.
(4)	Represents shares of common stock issuable upon the exercise of warrants to purchase common stock at an exercise price of $1.27 per share issued to the placement agent on February 26, 2020.

_______________________

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling stockholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 8, 2020

PROSPECTUS

4,331,103 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 4,331,103 shares of our common stock that are issuable upon the exercise of certain outstanding warrants, or the warrants, to purchase shares of our common stock, or the warrant shares.

We are not selling any shares of common stock and will not receive any proceeds from the sale of the warrant shares by the selling stockholders under this prospectus. Upon the exercise of the warrants for all 4,331,103 shares of our common stock by payment of cash, however, we will receive aggregate gross proceeds of approximately $4.3 million.

We have agreed to bear all of the expenses incurred in connection with the registration of these warrant shares. The selling stockholders will pay or assume brokerage commissions and similar charges, if any, incurred for the sale of the warrant shares.

The selling stockholders identified in this prospectus may offer the shares from time to time through public or private transactions at fixed prices, at prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. We provide more information about how the selling stockholders may sell their shares of common stock in the section titled “Plan of Distribution” beginning on page 9 of this prospectus. We will not be paying any underwriting discounts or commissions in connection with any offering of warrant shares under this prospectus.

Our common stock is listed on The Nasdaq Capital Market under the ticker symbol “OTLK.” On April 6, 2020, the last reported sale price per share of our common stock was $0.57 per share.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

We are an “emerging growth company” under the federal securities laws and are subject to reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                             , 2020.

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission, or the SEC. We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in our common shares.

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Except as otherwise indicated or unless the context otherwise requires, references to “company,” “we,” “us,” “our” or “Outlook Therapeutics,” refer to Outlook Therapeutics, Inc. and its consolidated subsidiaries. Our name “Outlook Therapeutics,” the Outlook Therapeutics logo, LYTENAVA and other trademarks or service marks of Outlook Therapeutics, Inc. appearing in this prospectus supplement, the accompanying prospectus and any related free writing prospectus and the information incorporated by reference herein or therein are the property of Outlook Therapeutics, Inc. Other trademarks, service marks or trade names appearing in this prospectus supplement, the accompanying prospectus and any related free writing prospectus and the information incorporated by reference herein or therein are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements, other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein and therein, including statements regarding our future financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” or the negative or plural of these words or similar expressions. These forward-looking statements include, but are not limited to, statements concerning the following:

•	the timing and the success of the design of the clinical trials and planned clinical trials of our lead product candidate, ONS-5010;

•	whether the results of our clinical trials will be sufficient to support domestic or global regulatory approvals;

•	our ability to obtain and maintain regulatory approval for ONS-5010 in the United States and other markets if we successfully complete clinical trials;

•	our expectations regarding the potential market size and the size of the patient populations for our product candidates, if approved, for commercial use;

•	our ability to fund our working capital requirements;

•	the rate and degree of market acceptance of our current and future product candidates;

•	the implementation of our business model and strategic plans for our business and product candidates;

•	developments or disputes concerning our intellectual property or other proprietary rights;

•	our ability to maintain and establish collaborations or obtain additional funding;

•	our expectations regarding government and third-party payor coverage and reimbursement;

•	our ability to compete in the markets we serve;

•	the factors that may impact our financial results; and

•	our estimates regarding the sufficiency of our cash resources and our need for additional funding.

These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties, including risks associated with the global COVID-19 pandemic, and uncertainty regarding the effects it may have on our clinical trials and otherwise. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the heading “Risk Factors” contained in our most recent annual report on Form 10-K, which is incorporated by reference into this prospectus supplement in its entirety, as well as any amendments thereto reflected in subsequent filings with the SEC. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus together with the documents we have filed with the SEC that are incorporated by reference herein and therein and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

This prospectus and the documents incorporated by reference herein and therein contain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated by reference herein and therein, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. Accordingly, investors should not place undue reliance on this information.

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PROSPECTUS SUMMARY

This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, including the risks of investing in our securities discuss under the heading “Risk Factors” beginning on page 4 of this prospectus and under similar headings in the documents incorporated by reference herein.

Overview

We are a late clinical-stage biopharmaceutical company working to develop the first ophthalmic formulation of bevacizumab approved by the U.S. Food and Drug Administration, or FDA, for use in retinal indications. Our goal is to launch the first and only approved bevacizumab in the United States, Europe, Japan and other markets for the treatment of wet age-related macular degeneration, or wet AMD, diabetic macular edema, or DME, and branch retinal vein occlusion, or BRVO.

ONS-5010 (LYTENAVA (bevacizumab-vikg)) is an investigational ophthalmic formulation of bevacizumab under development to be administered as an intravitreal injection for the treatment of wet AMD and other retinal diseases. Bevacizumab is a full-length, humanized anti-VEGF (Vascular Endothelial Growth Factor) recombinant monoclonal antibody, or mAb, that inhibits VEGF and associated angiogenic activity. The study design for our Phase 3 clinical program to evaluate ONS-5010 as an ophthalmic formulation of bevacizumab was reviewed at an end of Phase 2 meeting with the FDA in April 2018, and we filed our investigational new drug application with the FDA in the first quarter of calendar 2019.

Our Phase 3 program for ONS-5010 in wet AMD involves two clinical trials, which we refer to as NORSE 1 and NORSE 2, evaluating ONS-5010 against ranibizumab (LUCENTIS). Enrollment in the NORSE 1 study is complete with 61 patients enrolled, all in Australia. The endpoint for NORSE 1 is the difference in mean change from baseline in visual acuity at 11 months for ONS-5010 dosed on a monthly basis compared to LUCENTIS dosed using the alternative PIER clinical trial dosing regimen of three-monthly doses followed by quarterly dosing. While not designed as a pivotal study, NORSE 1 is one of two studies agreed upon with the FDA in April 2018 and will provide initial safety and efficacy data relating to ONS-5010 in wet AMD patients. We expect to report top line data from NORSE 1 in August 2020.

The NORSE 2 study began enrolling wet AMD patients in July 2019. NORSE 2 is expected to enroll a total of at least 220 patients and is being conducted in the United States. The primary endpoint for NORSE 2 is the difference in proportion of participants who gain at least 15 letters in the best corrected visual acuity, or BCVA, at 11 months for ONS-5010 dosed on a monthly basis compared to LUCENTIS dosed using the alternative PIER clinical trial dosing regimen. Enrollment in NORSE 2 is scheduled to be completed no later than the end of May 2020, but we are currently assessing the potential impact of the COVID-19 outbreak on NORSE 2 enrollment, if any.

In addition, we have received agreements from the FDA on three Special Protocol Assessments, or SPAs, for three additional registration clinical trials for our ongoing Phase 3 program for ONS-5010. These SPAs cover the protocols for NORSE 4, a registration clinical trial to treat branch retinal vein occlusion, or BRVO, and NORSE 5 and NORSE 6, two registration clinical trials to treat DME.

Currently, the cancer drug Avastin (bevacizumab) is used off-label for the treatment of wet AMD and other retinal diseases such as DME and BRVO even though Avastin has not been approved by regulatory authorities for use in these diseases. If the ONS-5010 clinical program is successful, it will support our plans to submit for regulatory approval in multiple markets in 2021 including the United States, Europe and Japan, as well as other markets. Because there are no approved bevacizumab products for the treatment of retinal diseases in such major markets, we are developing ONS-5010 as a standard Biologics License Application and not using the biosimilar drug development pathway that would be required if Avastin were an approved drug for the targeted diseases. If approved, we believe ONS-5010 has potential to mitigate risks associated with off-label use of bevacizumab. Off-label use of bevacizumab is currently estimated to account for at least 50% of all wet AMD prescriptions in the United States.

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Risks Associated with our Business

Our business is subject to numerous risks, as described under the heading “Risk Factors” contained herein, and under similar headings in the documents that are incorporated by reference into this prospectus.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the year ended September 30, 2019 as filed with the SEC on December 19, 2019, our Quarterly Report on Form 10-Q for the quarter ended December 31, 2019 as filed with the SEC on February 14, 2020 and our other Quarterly Reports and our Current Reports on Form 8-K as filed with the SEC, as described in the section titled “Incorporation of Certain Information by Reference.”

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, enacted in April 2012. For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier of (1) September 30, 2021 (the last day of the fiscal year in which the fifth anniversary of our initial public offering occurs), (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (4) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some or all of these available exemptions and we have taken advantage of some reduced reporting requirements in our public filings. Accordingly, the information that we provide stockholders may be different than the information you receive from other public companies in which you hold stock.

Company Information

We initially incorporated in January 2010 in New Jersey, in October 2015, reincorporated in Delaware by merging with and into a Delaware corporation, changed our name to Outlook Therapeutics, Inc. in November 2018. Our headquarters are located at 7 Clarke Drive, Cranbury, New Jersey, 08512, and our telephone number at that location is (609) 619-3990. Our website address is www.outlooktherapeutics.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

The Offering

The selling stockholders identified under the section titled “Selling Stockholders,” or the selling stockholders, may offer and sell up to 4,331,103 shares of our common stock. Our common stock is currently listed on The Nasdaq Capital Market under the symbol “OTLK.” Shares of common stock that may be offered under this prospectus will be fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling stockholders of any of the common stock covered by this prospectus. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders for offer and sale, we are referring to the shares of common stock issuable upon exercise of the warrants sold to the selling stockholders, as described below under the section titled “Selling Stockholders.”

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed below, as well as those under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended September 30, 2019, as filed with the SEC, and as incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed by us after the date hereof and incorporated by reference into this prospectus. Additional risks not currently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section above titled “Special Note Regarding Forward-Looking Statements.”

Our business could be adversely affected by the effects of health pandemics or epidemics, including the recent outbreak of COVID-19, in regions where we or third parties on which we rely have significant manufacturing facilities, concentrations of clinical trial sites or other business operations, or materially affect our operations, including at our headquarters in New Jersey, which is currently subject to a state executive order mandating shelter-in-place, and at our clinical trial sites, as well as the business or operations of our manufacturers, CROs or other third parties with whom we conduct business.

Our business could be adversely affected by the effects of health pandemics or epidemics, including the recent outbreak of COVID-19, which was declared by the World Health Organization as a global pandemic, and is resulting in travel and other restrictions to reduce the spread of the disease, including a New Jersey executive order, and several other state and local orders across the country, which, among other things, direct individuals to shelter at their places of residence, direct businesses and governmental agencies to cease non-essential operations at physical locations, prohibit certain non-essential gatherings, and order cessation of non-essential travel. As a result of these recent developments, we have implemented work-from-home policies for all our employees. The effects of these orders, government-imposed quarantines and our work-from-home policies may negatively impact productivity, disrupt our business and could delay our ONS-5010 clinical programs and timelines, the magnitude of which will depend, in part, on the length and severity of the restrictions and other limitations on our ability to conduct our business in the ordinary course. These and similar, and perhaps more severe, disruptions in our operations could negatively impact our business, operating results and financial condition.

Quarantines, shelter-in-place and similar government orders, or the perception that such orders, shutdowns or other restrictions on the conduct of business operations could occur, related to COVID-19 or other infectious diseases could impact personnel at third-party manufacturing facilities in the United States and other countries, or the availability or cost of materials, which could disrupt our supply chain.

In addition, our ongoing clinical trials are likely to be affected by the recent COVID-19 outbreak. Patient enrollment and recruitment may be delayed due to local clinical trial site protocols designed to protect staff and patients from COVID-19 infection, and some patients may not be able to comply with clinical trial protocols if quarantines or other restrictions impede patient movement or interrupt healthcare services. Similarly, our ability to retain principal investigators and site staff who, as healthcare providers, may have heightened exposure to COVID-19, could be disrupted, which would adversely impact our clinical trial operations.

The spread of COVID-19, which has caused a broad impact globally, may materially affect us economically. While the potential economic impact brought by, and the duration of, the COVID-19 pandemic, may be difficult to assess or predict, it is currently resulting in significant disruption of global financial markets. This disruption, if sustained or recurrent, could make it more difficult for us to access capital, which could in the future negatively affect our liquidity. In addition, a recession or market correction resulting from the spread of COVID-19 could materially affect our business and the value of our common stock.

The global pandemic of COVID-19 continues to rapidly evolve. The ultimate impact of the recent COVID-19 outbreak or a similar health pandemic or epidemic is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business, our clinical trials, healthcare systems or the global economy as a whole. These effects could have a material impact on our operations, and we will continue to monitor the COVID-19 situation closely.

Our common stock may be delisted from Nasdaq and begin trading in the over-the-counter markets if we are not successful in regaining compliance with Nasdaq’s continued listing standards, which may negatively impact the price of our common stock and our ability to access the capital markets.

On March 27, 2020, we received written notification from The Nasdaq Stock Market LLC, or Nasdaq, indicating that as of March 27, 2020, we were not in compliance with Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market, as the minimum bid price of our listed securities was less than $1.00 per share for the previous 30 consecutive business days. Under Nasdaq Listing Rule 5810(c)(3)(A), we have a period of 180 calendar days, or until September 23, 2020, to regain compliance with the rule. To regain compliance, during this 180-day compliance period, the minimum bid price of our listed securities must close at $1.00 per share or more for a minimum of 10 consecutive business days. If we are unable to regain compliance during the 180-day period, we anticipate that we will receive a delisting determination from Nasdaq, following which we anticipate requesting a hearing to remain on The Nasdaq Capital Market. If granted, such request will ordinarily suspend such delisting determination until a decision by Nasdaq subsequent to the hearing. We intend to actively monitor the minimum bid price of our listed securities and, as appropriate, will consider available options to resolve the deficiencies and regain compliance with the Nasdaq Listing Rules, including effecting a reverse stock split.

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If we are not successful in regaining compliance, we anticipate that our common stock would begin trading on the over-the-counter market. Delisting from Nasdaq and trading on the over-the-counter market could adversely affect the liquidity of our common stock. Stocks traded on the over-the-counter market generally have limited trading volume and exhibit a wider spread between the bid/ask quotation, as compared to securities listed on a national securities exchange. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

If our common stock is delisted from the Nasdaq, we could face significant material adverse consequences, including:

•	A limited availability of market quotations for our common stock;

•	A reduced amount of news and analyst coverage for our company;

•	A decreased ability to issue additional securities or obtain additional financing in the future;

•	Reduced liquidity for our stockholders;

•	Potential loss of confidence by partners and employees; and

•	Loss of institutional investor interest and fewer business development opportunities.

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USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part to permit the holders of certain outstanding warrants to purchase shares of our common stock described in the section titled “Selling Stockholders” to resell such shares of common stock issuable upon exercise of such warrants, or the warrant shares. The selling stockholders will receive all of the net proceeds from sales of the warrant shares sold pursuant to this prospectus and we will not receive any proceeds from the resale of any warrant shares offered by this prospectus by the selling stockholders. However, upon the exercise of the warrants for 4,331,103 shares of our common stock by payment of cash, we will receive aggregate gross proceeds of approximately $4.3 million. Any proceeds from the exercise of the warrants will be used for working capital, and general corporate purposes, including in support of our ONS-5010 development program. We cannot predict when or if the warrants will be exercised, and it is possible that the warrants may expire and never be exercised.

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Selling Stockholders

On February 24, 2020, we entered into a securities purchase agreement with certain institutional and accredited investors, pursuant to which we agreed to sell and issue, in a registered direct offering, offered pursuant to an effective shelf registration statement on Form S-3 an aggregate of 7,598,426 shares of common stock, for aggregate gross proceeds of approximately $7.72 million, before deducting fees to the placement agents and other estimated offering expenses payable by us.

In a concurrent private placement, pursuant to the purchase agreement, we offered and sold to the investors common stock purchase warrants to purchase an aggregate of 3,799,213 shares of our common stock. The purchase warrants have an exercise price per share equal to $0.9535, are immediately exercisable and expire four years from the issuance date.

Pursuant to a letter agreement dated as of December 10, 2019, we engaged H.C. Wainwright & Co., LLC, or Wainwright, to act as the exclusive placement agent in connection with the registered direct and private placement transaction. We issued placement agent warrants to purchase an aggregate of 531,890 shares of our common stock, or the placement agent warrants. The placement agent warrants have an exercise price of $1.27 per share, are immediately exercisable and expire five years from the issuance date. The shares of common stock underlying the placement agent warrants and the purchase warrants are referred to collectively as the warrant shares.

Pursuant to the purchase agreements, we agreed to file the registration statement of which this prospectus is a part to cover the resale of the shares of common stock underlying the purchase warrants and to keep such registration statement effective until the date that is six months after no selling stockholder owns any warrants.

We are registering the resale of the warrant shares to permit each of the selling stockholders identified below to resell or otherwise dispose of the warrant shares in the manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended). Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to the warrant shares, and when we refer to the selling stockholders in this prospectus, we are referring to the purchasers of the warrants.

The selling stockholders may sell some, all or none of their warrant shares. We do not know how long the selling stockholders will hold the warrant shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the warrant shares. The warrant shares covered hereby may be offered from time to time by the selling stockholders.

The following table sets forth the name of each selling stockholder, the number and percentage of our outstanding shares of common stock beneficially owned by the selling stockholders as of March 31, 2020, the number of warrant shares that may be offered under this prospectus, and the number and percentage of our outstanding shares of common stock beneficially owned by the selling stockholders assuming all of the warrant shares covered hereby are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The number of shares in the column “Shares of Common Stock being Offered” represents all of the warrant shares that a selling stockholder may offer and sell from time to time under this prospectus.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling stockholders. The selling stockholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their warrant shares or other securities since the date on which the information in the table below if presented. Information about the selling stockholders may change over time. The percentage of shares owned after the offering is based on 89,751,192 shares of common stock outstanding as of March 31, 2020.

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			Beneficial Ownership After this Offering (1)
Name	Shares of Common Stock Beneficially Owned Prior to this Offering	Shares of Common Stock Offered Hereby	Number of Shares	%
Intracoastal Capital, LLC (2)	48,178	2,500	45,678	*
Rosalind Master Fund L.P. (3)	738,172	246,046	492,126	*
Armistice Capital Master Fund Ltd. (4)	3,271,232	1,476,378	1,794,854	2.0%
Sabby Volatility Warrant Master Fund, Ltd. (5)	4,595,596	1,476,378	3,119,218	3.4%
Noam Rubinstein (6)(7)	315,183	315,183	0	*
Craig Schwabe (6)(8)	17,951	17,951	0	*
Michael Vasinkevich (6)(9)	341,075	341,075	0	*
Charles Worthman (6)(10)	5,319	5,319	0	*

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* (1)

Less than one percent

Assumes the exercise in full of the warrants and sale of all warrant shares registered pursuant to this prospectus, although the selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

(2)	Before offering includes (i) 45,678 shares of common stock and (ii) purchase warrants to purchase 2,500 shares of common stock, all of which are held directly by Intracoastal Capital, LLC (“Intracoastal”). Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal, have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to beneficially own the securities held by Intracoastal. The address of each of Mr. Kopin and Intracoastal is 245 Palm Trail, Delray Beach, Florida 33483. The address of Mr. Asher is 111 W. Jackson Boulevard, Suite 2000, Chicago, Illinois 60604.
(3)	Before offering includes (i) 492,126 shares of common stock and (ii) purchase warrants to purchase 246,046 shares of common stock, all of which are held directly by Rosalind Master Fund L.P. (“Rosalind Fund”). Mr. Steven Salamon is the Portfolio Manager and President of Rosalind Advisors, Inc., which is the investment advisor of Rosalind Fund. As a result, Mr. Salamon may be deemed to beneficially own the securities held by Rosalind Fund. The address of each of Rosalind Fund, Rosalind Advisors, Inc. and Mr. Salamon is c/o TD Waterhouse, 77 Bloor Street West, 3rd Floor, Toronto, ON M5S 1M2, Canada.
(4)	Before offering includes (i) 1,794,854 shares of common stock and (ii) purchase warrants to purchase 1,476,378 shares of common stock, all of which are held directly by Armistice Capital Master Fund Ltd. (“Armistice Fund”). Steven Boyd is the Managing Member of Armistice Capital, LLC, which acts as the investment manager of Armistice Fund. As a result, Mr. Boyd may be deemed to beneficially own the securities held by Armistice Fund. The address of Armistice Fund is c/o dms Corporate Services ltd., 20 Genesis Close, P.O. Box 314, Grand Cayman KY1-1104, Cayman Islands, and the address of each of Armistice Capital LLC and Mr. Boyd is 510 Madison Avenue, 7th Floor, New York, NY 10022.
(5)	Before offering includes (i) 3,104,349 shares of common stock, (ii) purchase warrants to purchase 1,476,378 shares of common stock and (iii) other warrants to purchase 14,869 shares of common stock, all of which are held directly by Sabby Volatility Warrant Master Fund, Ltd. (“SVWMF”). Hal Mintz is the manager of Sabby Management, LLC, which acts as the investment manager of SVWMF. As a result, Mr. Mintz may be deemed to beneficially own the securities held by SVWMF. The address of each of SVWMF, Sabby Management LLC and Mr. Mintz is c/o Sabby Management, LLC, 10 Mountainview Road, Suite 205, Upper Saddle River, New Jersey 07458.
(6)	The selling stockholder is an affiliate of a registered broker-dealer.
(7)	Before the offering includes (i) purchase warrants to purchase 147,638 shares of common stock and (ii) placement agent warrants to purchase 167,545 shares of common stock. The address of Mr. Rubinstein is c/o H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022.
(8)	Before the offering reflects placement agent warrants to purchase 17,951 shares of common stock. The address of Mr. Schwabe is c/o H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022.
(9)	Before the offering reflects placement agent warrants to purchase 341,075 shares of common stock. The address of Mr. Vasinkevich is c/o H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022.
(10)	Before the offering reflects placement agent warrants to purchase 5,319 shares of common stock. The address of Mr. Worthman is c/o H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022.

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Other Relationships with the Selling Stockholders

Messrs. Rubinstein, Schwabe, Vasinkevich, and Worthman, selling stockholders, are each affiliated with H.C. Wainwright, which acted as the placement agent in the concurrent private placement of the purchase warrants for which we are registering the underlying shares in the registration statement of which this prospectus forms a part, and received the placement agent warrants for which we are registering the underlying shares in the registration statement of which this prospectus forms a part as compensation in connection therewith. Mr. Rubinstein also participated as in investor in the concurrent private placement. From time to time, H.C. Wainwright may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. H.C. Wainwright acted as exclusive financial advisor for our December 2019 warrant restructuring transaction, for which it received compensation. Except with respect to the foregoing, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.

Plan of Distribution

We are registering the warrant shares issuable to the selling stockholders to permit the resale of these shares of common stock by the selling stockholders from time to time from after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the warrant shares. We will bear the fees and expenses incident to our obligation to register the shares of common stock, however the selling stockholders will bear legal and advisor fees, commissions and discounts, if any, attributable to their respective sales of the warrant shares.

Each selling stockholder may, from time to time, sell any or all of its warrant shares covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares can be traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or privately negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	underwritten transactions;

•	settlement of short sales, to the extent permitted by law;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through the distribution of the common stock by any selling stockholder to its partners, members or stockholders;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell the shares of common stock under Rule 144 under the Securities Act, if available, rather than under this prospectus.

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If underwriters are used in the sale, the shares of common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of shares of common stock, underwriters may receive compensation from the selling stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. If the selling stockholders use an underwriter or underwriters to effectuate the sale of shares of common stock, we and/or they will execute an underwriting agreement with those underwriters at the time of sale of those shares of common stock. To the extent required by law, the names of the underwriters will be set forth in a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes the prospectus supplement and the accompanying prospectus used by the underwriters to sell those securities. The obligations of the underwriters to purchase those shares of common stock will be subject to certain conditions precedent, and unless otherwise specified in a prospectus supplement, the underwriters will be obligated to purchase all the shares of common stock offered by such prospectus supplement if any of such shares of common stock are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.

In connection with the sale of the shares of common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling stockholders may also sell the shares of common stock short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the shares of common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such selling stockholders, broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling stockholders.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of common stock of the selling stockholders. We have also agreed to indemnify the selling stockholders holding purchase warrants against losses, claims, damages and liabilities, including liabilities under the Securities Act, with respect to the registration statement of which this prospectus forms a part.

The selling stockholders will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder, unless an exemption therefrom is available.

We agreed to cause the registration statement of which this prospectus is a part to remain effective until the date on which no selling stockholder owns any purchase warrants or common stock issuable upon exercise thereof. The shares of common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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The selling stockholders may decide not to sell any or all of the shares of common stock we registered on behalf of the selling stockholders pursuant to the registration statement of which this prospectus forms a part.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Cooley LLP.

EXPERTS

The consolidated financial statements of Outlook Therapeutics, Inc. as of September 30, 2019 and 2018, and for the years then ended, have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the consolidated financial statements for the year ended September 30, 2019 contains an explanatory paragraph that states that the Company has incurred recurring losses and negative cash flows from operations and has stockholders’ deficit of $16.1 million, $6.7 million of convertible senior secured notes that become due on December 22, 2019, $3.6 million of unsecured indebtedness due on demand and $1.0 million of unsecured indebtedness also due on demand, but subject to a forbearance agreement through March 2020, that raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the website of the SEC referred to above. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities under this prospectus (except in each case the information contained in such documents to the extent “furnished” and not “filed”):

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed with the SEC on December 19, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2019, filed with the SEC on February 14, 2020;

•	our Current Reports on Form 8-K filed with the SEC on December 6, 2019, December 19, 2019, December 23, 2019, January 23, 2020, January 31, 2020, February 14, 2020, February 24, 2020, March 24, 2020, and April 2, 2020.

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on February 14, 2020, including Definitive Additional Materials, filed with the SEC on March 10, 2020; and

•	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on April 29,2016, as amended on May 11, 2016, including any further amendments thereto or reports filed for the purposes of updating this description.

We also incorporate by reference any future filings (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial Registration Statement of which this prospectus is a part and prior to the effectiveness of the Registration Statement). These documents include period reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Outlook Therapeutics, Inc., Attention: Corporate Secretary, 7 Clarke Drive, Cranbury, New Jersey 08512. Our phone number is (609) 619-3990. You may also view the documents that we file with the SEC and incorporate by reference in this prospectus supplement and the accompanying prospectus on our corporate website at www.outlooktherapeutics.com. The information on our website is not incorporated by reference and is not a part of this prospectus supplement.

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4,331,103 Shares

Common Stock

_____________________

PROSPECTUS

____________________

                     , 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by the registrant in connection with the common stock being registered. The selling stockholders will not bear any portion of such expenses. All the amounts shown are estimates, except for the SEC registration fee.

Item	Amount
SEC registration fee	$323.25
Legal fees and expenses	35,000.00
Accounting fees and expenses	20,000.00
Printing and miscellaneous fees and expenses	10,676.75
Total	$66,000.00

Item 14.	Indemnification of Directors and Officers

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation and amended and restated bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or
•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

•	As permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that:
•	we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;
•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and
•	the rights provided in our bylaws are not exclusive.

Our amended and restated certificate of incorporation and bylaws, which are filed as Exhibits 3.1 and 3.6, each as amended, provide for the indemnification provisions described above and elsewhere herein. We have entered into separate indemnification agreements with our directors and officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

We have entered into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future. We have purchased and currently intend to maintain insurance on behalf of each and every person who is or was a director or officer of our company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

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Item 15.	Recent Sales of Unregistered Securities.

The following is a summary of all securities that we have sold within the past three years without registration under the Securities Act. All share and per share amounts have been adjusted to reflect a 1-for-8 reverse stock split that we effected on March 15, 2019.

(1)	In April and May 2017, we issued and sold and accredited investor an aggregate 37,500 shares of common stock for total cash proceeds of $659,790 pursuant to a March 2017 purchase agreement.

(2)	Between September and October 2017, we issued and sold an aggregate 250,000 shares of our Series A convertible preferred stock and warrants to acquire 2,093,750 shares of our common stock at an initial exercise price of $7.20 per share, which had an eight year term, for an aggregate cash purchase price of $25.0 million to BioLexis Pte. Ltd., or BioLexis, an accredited investor. Prior to conversion and/or exchange for other securities (see (4) below), we issued BioLexis an additional aggregate 11,045 shares of Series A convertible preferred stock as quarterly dividends thereon in accordance with its terms.

(3)	Between May and June 2018, we issued and sold an aggregate 1,594,345 shares of common stock and warrants to purchase 2,564,102 shares of common stock at an exercise price of $7.80 per share, which had an eight year term, to BioLexis for an aggregate purchase price of approximately $15.0 million in cash.

(4)	In July 2018, we exchanged all 58,735 outstanding shares of our Series A convertible preferred stock held by BioLexis for 58,735 shares of newly-created Series A-1 convertible preferred stock, which Series A-1 convertible preferred stock earned 10% quarterly dividends. Accordingly, we issued an aggregate 9,377 additional shares of Series A-1 convertible preferred to BioLexis as quarterly dividends thereon, prior to such shares of Series A-1 convertible preferred stock being converted in full into an aggregate 29,358,621 shares of our common stock in March 2020 following amendment of the conversion terms.

(5)	In November 2018, we issued and sold an aggregate of 2,680,390 shares of our common stock to BioLexis at $7.46 per share, for aggregate gross cash proceeds of $20.0 million.

(6)	Between September and December 2019, we issued an aggregate 1,848,146 shares of our common stock upon exchange of certain outstanding unsecured notes having an aggregate principal and accrued interest of $2.0 million.

(7)	In December 2019, we issued $7.6 million aggregate principal amount of new senior secured convertible notes to an accredited investor in exchange for $7.3 million outstanding principal amount of senior secured notes originally issued December 2016, which new senior secured notes are convertible beginning April 1, 2020, into shares of our common stock, at a conversion price equal to 90% of the two lowest closing bid prices in the twenty trading days immediately preceding such conversion, subject to a beneficial ownership cap, and a floor price of $0.232 per share.

(8)	In January 2020, we issued BioLexis 4,657,852 shares of our common stock upon exercise in full of remaining outstanding warrants issued October 2017, May 2018, and June 2018 for cash payment of approximately $1.1 million, which warrants were amended prior to exercise thereof to reduce the exercise price to $0.232 per share.

(9)	In February 2020, we entered into securities purchase agreements with certain institutional and accredited investors pursuant to which we issued, in a concurrent private placement, warrants to purchase 3,799,213 shares of our common stock, which warrants are immediately exercisable at an exercise price of $0.9535 per share and expire four years from the issuance date.

(10)	In February 2020, we issued H.C. Wainwright warrants to acquire an aggregate 531,890 shares of our common stock at an exercise price of $1.27 per share, which expire five years from the issuance date pursuant to a letter agreement dated as of December 10, 2019.

(11)	In February 2020, we issued GMS Ventures and Investments, an affiliate of BioLexis, 2,460,630 shares of our common stock and warrants to purchase up to an aggregate of 1,230,315 shares of our common stock at an exercise price of $0.9535 per share at a purchase price per share and accompanying warrant of $1.016, for aggregate gross cash proceeds of approximately $2.5 million.

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(12)	In March 2020, we issued the four principals of MTTR LLC an aggregate of 7,244,739 shares of our common stock in connection with the termination of a strategic license agreement and effectiveness of their respective consulting agreements with our company.

We claimed exemption from registration under the Securities Act for the sale and issuance of securities in the transactions described above by virtue of Sections 3(a)(9), 4(a)(2) and/or Regulation D promulgated thereunder as transactions not involving any public offering. All of the purchasers of unregistered securities for which we relied on Section 4(a)(2) and/or Regulation D represented that they were accredited investors as defined under the Securities Act. We claimed such exemption on the basis that (i) the purchasers in each case represented that they intended to acquire the securities for investment only and not with a view to the distribution thereof and that they either received adequate information about the registrant or had access, through employment or other relationships, to such information and (ii) appropriate legends were affixed to the stock certificates issued in such transactions.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

The following exhibits are being filed with this Registration Statement:

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed with the SEC on May 19, 2016).
3.2	Certificate of Designation of Series A-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed with the SEC on July 19, 2018).
3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed with the SEC on December 6, 2018).
3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed with the SEC on March 18, 2019).
3.5	Certificate of Amendment to the Certificate of Designation of Series A-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed with the SEC on March 24, 2020).
3.6	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s current report on Form 8-K filed with the SEC on May 19, 2016).
3.7	Amendment to the Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed with the SEC on November 29, 2016).
5.1	Opinion of Cooley LLP.
10.1	2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s registration statement on Form S-1 (File No. 333-209011) filed with the SEC on January 15, 2016).
10.2	Form of Amended and Restated Performance Stock Unit Agreement for 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.29 to the Registrant’s registration statement on Form S-1 (File No. 333-209011) filed with the SEC on April 27, 2016).
10.3	2015 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 99.1 to the Registrant’s current report on Form 8-K filed with the SEC on September 13, 2019).
10.4	Forms of agreements and award grant notices for 2015 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s registration statement on Form S-1 (File No. 333-209011) filed with the SEC on January 15, 2016).
10.5	2016 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s registration statement on Form S-1 (File No. 333-209011) filed with the SEC on February 12, 2016).
10.6	Form of Indemnity Agreement, by and between the Registrant and each of its directors and executive officers (incorporated by reference to Exhibit 10.12 to the Registrant’s registration statement on Form S-1 (File No. 333-209011) filed with the SEC on January 15, 2016).
10.7	Executive Employment Agreement between the Registrant and Lawrence A. Kenyon, dated October 22, 2018 (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on October 26, 2018).

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10.8**	Consulting Agreement between the Company and The Dagnon Group LLC (Dagnon), dated as of January 27 2020 (incorporated by reference to Exhibit 10.4 to the Registrant’s current report on Form 8-K filed with the SEC on January 31, 2020).
10.9**	Consulting Agreement between the Company and Scott Three Consulting, LLC (Evanson), dated as of January 27, 2020 (incorporated by reference to Exhibit 10.5 to the Registrant’s current report on Form 8-K filed with the SEC on January 31, 2020).
10.10†	ONS-1045 Commercial License Agreement by and between the Registrant and Selexis SA effective as of April 11, 2013, as amended effective as of May 21, 2014 (incorporated by reference to Exhibit 10.15 to the Registrant’s registration statement on Form S-1 (File No. 333-209011) filed with the SEC on January 15, 2016).
10.11	Termination Agreement and Mutual Release between the Company and MTTR LLC, dated as of January 27, 2020 (incorporated by reference to Exhibit 10.3 to the Registrant’s current report on Form 8-K filed with the SEC on January 31, 2020).
10.12	Warrant Agreement by and between the Registrant and American Stock Transfer & Trust Company LLC, as Warrant Agent dated May 18, 2016 (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on June 27, 2016).
10.13	Amendment to the Warrant Agreement dated May 18, 2016 by the Registrant and American Stock Transfer & Trust Company LLC, as Warrant Agent, dated February 6, 2017 (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on February 6, 2017).
10.14	Amendment #2 to the Warrant Agreement dated May 18, 2016 by and between the Registrant and American Stock Transfer & Trust Company LLC, as Warrant Agent, dated February 9, 2018 (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on February 9, 2018).
10.15	Amendment #3 to the Warrant Agreement dated May 18, 2016 by and between the Registrant and American Stock Transfer & Trust Company LLC, as Warrant Agent, dated January 22, 2019 (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on January 22, 2019).
10.16	Form of Series A warrant certificate (included in Exhibit 10.15).
10.17	Form of Warrant (incorporated by reference to Exhibit B to the Note and Warrant Purchase Agreement by and between the Registrant and the Purchasers named therein dated December 22, 2016 filed as Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on December 23, 2016 filed as Exhibit 10.20).
10.18	Exchange Agreement, dated December 20, 2019 (incorporated by reference to Exhibit 10.1 to the Registrant’s quarterly report on Form 10-Q filed with the SEC on December 23, 2019).
10.19	Form of Senior Secured Note (incorporated by reference to Exhibit 10.2 to the Registrant’s current report on Form 8-K filed with the SEC on December 23, 2019).
10.20	Global Amendment to senior secured notes issued December 20, 2019, dated as of January 29, 2020 (incorporated by reference to Exhibit 10.6 to the Registrant’s current report on Form 8-K filed with the SEC on January 31, 2020).
10.21	Security Agreement by and between the Registrant and the Secured Parties named therein dated December 22, 2016 (incorporated by reference to Exhibit 10.4 to the Registrant’s current report on Form 8-K filed with the SEC on December 23, 2016).
10.22	Intellectual Property Security Agreement by and between the Registrant and the Secured Parties named therein dated December 22, 2016 (incorporated by reference to Exhibit 10.5 to the Registrant’s current report on Form 8-K filed with the SEC on December 23, 2016).
10.23	Investor Rights Agreement by and between the Registrant and BioLexis Pte. Ltd. (formerly GMS Tenshi Holdings Pte. Limited), dated September 11, 2017 (incorporated by reference to Exhibit 10.3 to the Registrant’s current report on Form 8-K filed with the SEC on September 11, 2017).
10.24	Amendment to Investor Rights Agreement by and between the Registrant and BioLexis Pte. Ltd. (formerly GMS Tenshi Holdings Pte. Limited), dated May 11, 2018 (incorporated by reference to Exhibit 10.2 to the Registrant’s current report on Form 8-K filed with the SEC on May 15, 2018).
10.25	Second Amendment to Investor Rights Agreement by and between the Registrant, and BioLexis Pte. Ltd. (formerly GMS Tenshi Holdings Pte. Limited), dated July 18, 2018 (incorporated by reference to Exhibit 10.2 to the Registrant’s current report on Form 8-K filed with the SEC on July 19, 2018).

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10.26	Third Amendment to Investor Rights Agreement by and between the Registrant and BioLexis Pte. Ltd. (formerly GMS Tenshi Holdings Pte. Limited), dated November 5, 2018 (incorporated by reference to Exhibit 10.2 to the Registrant’s current report on Form 8-K filed with the SEC on November 9, 2018).
10.27	Fourth Amendment to Investor Rights Agreement dated September 11, 2017 by and between the Company and BioLexis Pte. Ltd. (formerly GMS Tenshi Holdings Pte. Limited), by and between the Company, BioLexis and GMS Ventures and Investments dated February 24, 2020 (incorporated by reference to Exhibit 10.4 to the Registrant’s current report on Form 8-K filed with the SEC on February 24, 2020).
10.28	Form of Securities Purchase Agreement, dated February 24, 2020, by and among the Company and the purchasers named therein (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on February 24, 2020).
10.29	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed with the SEC on February 24, 2020).
10.30	Securities Purchase Agreement by and between the Company and GMS Ventures and Investments dated February 24, 2020 (incorporated by reference to Exhibit 10.2 to the Registrant’s current report on Form 8-K filed with the SEC on February 24, 2020).
10.31	Form of GMS Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s current report on Form 8-K filed with the SEC on February 24, 2020).
10.32	Engagement letter dated December 10, 2019 by and between the Company and H.C. Wainwright & Co. LLC (incorporated by reference to Exhibit 10.3 to the Registrant’s current report on Form 8-K filed with the SEC on February 24, 2020).
10.33	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 to the Registrant’s current report on Form 8-K filed with the SEC on February 24, 2020).
23.1	Consent of independent registered public accounting firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page hereto)

† Confidential treatment has been granted for certain information contained in this document pursuant to an order of the SEC. Such information (indicated by asterisks) has been omitted and been filed separately with the SEC.

**Certain portions of this exhibit (indicated by “[***]”) have been omitted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(b) Financial Statement Schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement,

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Cranbury, New Jersey, on April 8, 2020.

OUTLOOK THERAPEUTICS, INC.

By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Executive Officer and Chief Financial Officer (Principal Executive, Accounting, and Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lawrence A. Kenyon and Ralph H. Thurman, and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ralph H. Thurman	Executive Chairman	April 8, 2020
Ralph H. Thurman

/s/ Lawrence A. Kenyon	President and Chief Executive Officer, Chief Financial Officer,	April 8, 2020
Lawrence A. Kenyon	Treasurer, Secretary and Director (Principal Executive and Accounting and Financial Officer)

/s/ Yezan Haddadin	Director	April 8, 2020
Yezan Haddadin

/s/ Kurt J. Hilzinger	Director	April 8, 2020
Kurt J. Hilzinger

/s/ Faisal Sukhtian	Director	April 8, 2020
Faisal Sukhtian